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EXHIBIT 5.1

[Solomon Ward Seidenwurm & Smith LLP letterhead]

November 30, 2004

Island Pacific, Inc.
19800 MacArthur Boulevard, Suite 1200
Irvine, California 92616

Re:      Island Pacific, Inc. - Registration on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Island Pacific, Inc., a Delaware corporation, (the "Company"), in connection with registration by the Company of 48,835,779 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), consisting of 10,323,941 shares of common stock held by certain selling stockholders identified in the Registration Statement (the "Shares") and 38,511,838 shares of common stock issuable upon exercise of options, exercise of warrants, conversion of the Secured Convertible Term Note or as payment of interest due thereunder, conversion of the 9% Convertible Debenture or as payment of interest due thereunder, and issuable upon conversion of the Series A Convertible Preferred Stock held by certain selling stockholders identified in the Registration Statement (collectively, the "Underlying Shares").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of the Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by the requisite action, corporate or other, and execution and delivery such parties of documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that: (a) the Shares are duly authorized, fully paid, legally issued, and non-assessable; (b) the Underlying Shares when so issued upon (i) conversion of the Secured Convertible Term Note or the 9% Convertible Debenture or as payment of interest due thereunder, (ii) conversion of the Series A Convertible Preferred Stock or (iii) exercise of warrants or options and in accordance with the respective terms of all of the foregoing instruments, will be duly authorized, fully paid, legally issued, and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware (as set forth in standard statutory compilations, including statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,


/S/ Harry J. Proctor
Solomon Ward Seidenwurm & Smith, LLP